Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Matt Latino +1 (914) 323-5821
	Kelly.McAndrew@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem Inc. reports strong revenue, orders and earnings growth in third quarter 2017

•	Xylem generated $1.2 billion in third quarter 2017 revenue, up 33 percent year-over-year including the impact of acquisitions; Pro forma organic revenue increased five percent

•	Third quarter reported net income was $105 million or $0.58 per share; Adjusted net income for the quarter was $119 million or $0.65 per share, up 20 percent versus the prior year period

•	Global orders grew six percent organically

•	Reported operating margin increased 50 basis points to 12.7 percent; Adjusted operating margin increased 20 basis points excluding purchase accounting impact

•	Xylem raised the mid-point of its full-year 2017 forecast for adjusted earnings per share by five cents; the updated range is $2.39 to $2.41

RYE BROOK, N.Y., October 31, 2017 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third quarter 2017 net income of $105 million, or $0.58 per share. The Company delivered adjusted net income of $119 million, or $0.65 per share, in the quarter, a 20-percent increase over the prior year period, excluding the impact of restructuring, realignment and acquisition-related charges, and other items.  Revenue in the third quarter, including the contribution from Xylem’s Sensus business, was $1.2 billion, a 33-percent increase year-over-year. Xylem’s pro forma organic revenue grew five percent in the quarter with growth achieved across all three business segments. Xylem’s base business and Sensus each grew five percent in the quarter. Reported operating margin in the quarter increased 50 basis points to 12.7 percent, and adjusted operating margin was 14.1 percent. Excluding the negative impact of purchase accounting amortization related to the Sensus acquisition, the adjusted operating margin expanded by 20 basis points year-over-year.

“Our teams continued to execute well, delivering strong results across all business segments in the third quarter,” said Patrick Decker, President and Chief Executive Officer of Xylem. “As conditions in our varied end markets continued to improve, we generated solid growth and, in some cases, captured share, expanding the reach of Xylem solutions. We delivered positive organic growth in each of our geographic regions, while continuing to deliver on our productivity initiatives. We’ve been building momentum in our business over the past several quarters, which is reflected in our robust six-percent orders growth in the third quarter. That, combined with continued solid market execution, positions us well for strong revenue growth and margin expansion in the fourth quarter and into 2018.”

Full-year 2017 Outlook
Xylem now forecasts full-year 2017 revenue to be approximately $4.70 billion, up 24 to 25 percent, including growth from previously announced acquisitions and projected impacts of foreign exchange translation. On a pro forma organic basis, Xylem projects revenue growth of three to four percent.

Full-year 2017 adjusted operating margin is expected to be approximately 13.5 percent. The Company increased the mid-point of its full-year 2017 forecast for adjusted earnings per share by five cents. The Company now expects to deliver adjusted earnings per share of $2.39 to $2.41.  This represents an increase of 18 to 19 percent from Xylem’s 2016 adjusted results.  The Company’s adjusted earnings outlook excludes projected integration, restructuring and realignment costs, which now are forecast to be approximately $50 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts, without unreasonable effort, that would be included in GAAP earnings.
Third Quarter Segment Results
As previously announced, Xylem combined its Analytics, Sensus and Visenti businesses effective second quarter 2017. As a result of this change, the Company now reports the financial and operational results from these businesses as one segment, which has now been named Measurement & Control Solutions.
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•
Third quarter 2017 segment revenue was $520 million, a seven-percent organic increase over third quarter 2016. This growth reflects improved public utility demand across geographies globally as well as several significant treatment project deliveries. The industrial sector continued to strengthen as conditions improved in mining and oil and gas. Segment revenues in Emerging Markets grew 16 percent in the quarter, the second consecutive quarter of double-digit growth.

•
Third quarter reported operating income for the segment was $91 million, a 21-percent increase year-over-year. Adjusted operating income for the segment, which excludes $3 million of restructuring and realignment costs, was $94 million, an 18-percent increase over the same period in 2016. Reported operating margin for the Water Infrastructure segment was 17.5 percent, reflecting a 180-basis-point increase year-over-year. Adjusted operating margin increased 140 basis points to 18.1 percent driven by benefits from operating leverage from volume growth, global procurement and lean initiatives. These improvements more than offset cost inflation and investments for strategic growth initiatives.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•
Third quarter 2017 segment revenue was $354 million, reflecting two-percent growth year-over-year on an organic basis. The commercial end market remained strong across the U.S., Europe and China, while the residential business was particularly strong in China as demand for secondary water supply increased, as well as in the U.S. driven by promotional activity. This growth was partially offset by ongoing softness in agriculture, primarily in the U.S. Third quarter orders in the segment increased nine percent year-over-year, including key project wins that will deliver solid revenue into 2018.

•
Third quarter reported operating income for the segment was $51 million, a two-percent increase versus the prior year. Adjusted operating income, which excludes $5 million of restructuring and realignment charges, increased six percent year-over-year to $56 million.  Applied Water segment reported operating margin was 14.4 percent, down 20 basis points over the prior year period. Adjusted operating margin increased 30 basis points to 15.8 percent as cost reductions and productivity initiatives more than offset inflation and strategic growth initiative investments.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced data analytics and analytic instrumentation.

•
Third quarter 2017 segment revenue was $321 million, up five percent on a pro forma organic basis over the prior year period. The Sensus business delivered double-digit growth in the energy and software services sectors. The water sector revenues were down due to a strong year-ago quarter that included channel stocking of a new product and timing of current project deliveries. Revenue from Xylem’s legacy analytics business increased five percent in the quarter.

•
The segment delivered operating income of $26 million in the third quarter. Adjusted operating income for the segment was $31 million, which excludes $5 million of restructuring and acquisition-related costs, with an adjusted operating margin of 9.7 percent. Excluding the impact of Sensus purchase accounting, adjusted operating margin increased 150 basis points.

Supplemental information on Xylem’s third quarter 2017 earnings and reconciliations for certain non-GAAP items is posted at investors.xyleminc.com. In addition, Sensus historical financial results for 2016 are also posted at investors.xyleminc.com.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings.  With its October 2016 acquisition of Sensus, Xylem added smart metering, network technologies and advanced data analytics for water, gas and electric utilities to its portfolio of solutions.  The combined Company’s nearly 16,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York with 2016 revenue of $3.8 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions, including the integration of Sensus; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
###

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2017	2016	2017	2016
Revenue	$1,195	$897	$3,430	$2,676
Cost of revenue	724	540	2,088	1,621
Gross profit	471	357	1,342	1,055
Selling, general and administrative expenses	270	219	812	665
Research and development expenses	45	23	131	75
Restructuring and asset impairment charges, net	4	6	22	18
Operating income	152	109	377	297
Interest expense	21	16	62	50
Other non-operating income, net	1	2	3	3
Gain from sale of business	(1)	—	4	—
Income before taxes	131	95	322	250
Income tax expense	27	22	62	40
Net income	$104	$73	$260	$210
Less: Net loss attributable to non-controlling interests	(1)	—	—	—
Net income attributable to Xylem	105	73	260	210
Earnings per share:
Basic	$0.58	$0.41	$1.45	$1.17
Diluted	$0.58	$0.41	$1.44	$1.17
Weighted average number of shares:
Basic	179.6	179.3	179.6	179.0
Diluted	180.9	180.3	180.7	179.8
Dividends declared per share	$0.1800	$0.1549	$0.5400	$0.4647

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	September 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$283	$308
Receivables, less allowances for discounts and doubtful accounts of $30 and $30 in 2017 and 2016, respectively	990	843
Inventories	562	522
Prepaid and other current assets	160	166
Total current assets	1,995	1,839
Property, plant and equipment, net	637	616
Goodwill	2,741	2,632
Other intangible assets, net	1,174	1,201
Other non-current assets	236	186
Total assets	$6,783	$6,474
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$477	$457
Accrued and other current liabilities	562	521
Short-term borrowings and current maturities of long-term debt	97	260
Total current liabilities	1,136	1,238
Long-term debt	2,189	2,108
Accrued postretirement benefits	429	408
Deferred income tax liabilities	324	352
Other non-current accrued liabilities	225	161
Total liabilities	4,303	4,267
Commitments and contingencies
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 192.0 shares and 191.4 shares in 2017 and 2016, respectively	2	2
Capital in excess of par value	1,900	1,876
Retained earnings	1,188	1,033
Treasury stock – at cost 12.4 shares and 11.9 shares in 2017 and 2016, respectively	(428)	(403)
Accumulated other comprehensive loss	(199)	(318)
Total stockholders’ equity	2,463	2,190
Non-controlling interest	17	17
Total equity	2,480	2,207
Total liabilities and stockholders’ equity	$6,783	$6,474

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the nine months ended September 30,	2017	2016
Operating Activities
Net income	$260	$210
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	83	61
Amortization	91	36
Share-based compensation	16	15
Restructuring and asset impairment charges	22	18
Gain from sale of business	(4)	—
Other, net	18	8
Payments for restructuring	(25)	(11)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(114)	(27)
Changes in inventories	(14)	(42)
Changes in accounts payable	3	14
Other, net	43	(8)
Net Cash – Operating activities	379	274
Investing Activities
Capital expenditures	(119)	(90)
Acquisition of business, net of cash acquired	(16)	(70)
Proceeds from sale of assets and business	11	—
Cash received from investments	10	—
Cash paid for investments	(11)	—
Other, net	3	5
Net Cash – Investing activities	(122)	(155)
Financing Activities
Short-term debt issued	—	62
Short-term debt repaid	(184)	(80)
Long-term debt issued	—	540
Long-term debt repaid	—	(608)
Repurchase of common stock	(25)	(3)
Proceeds from exercise of employee stock options	8	22
Dividends paid	(97)	(84)
Other, net	(1)	1
Net Cash – Financing activities	(299)	(150)
Effect of exchange rate changes on cash	17	10
Net change in cash and cash equivalents	(25)	(21)
Cash and cash equivalents at beginning of year	308	680
Cash and cash equivalents at end of period	$283	$659
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$46	$34
Income taxes (net of refunds received)	$58	$60

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, Sensus acquisition related costs, gain from sale of business and special charges. For Sensus historical adjustments, see Sensus Historical - Adjusted EBITDA table.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain from sale of business, special charges and tax-related special items, as applicable. For Sensus historical adjustments, see Sensus Historical - Adjusted Operating Income table.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs and costs related to the recognition of the backlog intangible asset recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as non-cash impairment charges, initial acquisition costs not related to Sensus and other special non-operating items, as well as interest expense related to the early extinguishment of debt during Q2 2016.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.
"Pro forma" defined as including the results of Sensus for the calendar period prior to the acquisition of Sensus by Xylem Inc. on October 31, 2016.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions/ Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016

Nine Months Ended September 30
Xylem Inc.	3,598	2,757	841	31%	(688)	4	157	6%	31%
Water Infrastructure	1,546	1,465	81	6%	—	4	85	6%	6%
Applied Water	1,103	1,057	46	4%	5	6	57	5%	5%
Measurement & Control Solutions	949	235	714	304%	(693)	(6)	15	6%	301%

Quarter Ended September 30
Xylem Inc.	1,249	946	303	32%	(223)	(22)	58	6%	30%
Water Infrastructure	558	521	37	7%	—	(12)	25	5%	5%
Applied Water	374	342	32	9%	2	(4)	30	9%	8%
Measurement & Control Solutions	317	83	234	282%	(225)	(6)	3	4%	275%

Quarter Ended June 30
Xylem Inc.	1,212	923	289	31%	(228)	14	75	8%	33%
Water Infrastructure	521	483	38	8%	—	9	47	10%	10%
Applied Water	375	361	14	4%	2	5	21	6%	5%
Measurement & Control Solutions	316	79	237	300%	(230)	—	7	9%	300%

Quarter Ended March 31
Xylem Inc.	1,137	888	249	28%	(237)	12	24	3%	29%
Water Infrastructure	467	461	6	1%	—	7	13	3%	3%
Applied Water	354	354	—	0%	1	5	6	2%	1%
Measurement & Control Solutions	316	73	243	333%	(238)	—	5	7%	333%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016

Nine Months Ended September 30
Xylem Inc.	3,430	2,676	754	28%	(710)	3	47	2%	28%
Water Infrastructure	1,421	1,402	19	1%	—	5	24	2%	2%
Applied Water	1,048	1,042	6	1%	5	5	16	2%	1%
Measurement & Control Solutions	961	232	729	314%	(715)	(7)	7	3%	311%

Quarter Ended September 30
Xylem Inc.	1,195	897	298	33%	(232)	(22)	44	5%	31%
Water Infrastructure	520	478	42	9%	—	(10)	32	7%	7%
Applied Water	354	343	11	3%	2	(5)	8	2%	2%
Measurement & Control Solutions	321	76	245	322%	(234)	(7)	4	5%	313%

Quarter Ended June 30
Xylem Inc.	1,164	932	232	25%	(236)	14	10	1%	26%
Water Infrastructure	482	484	(2)	0%	—	9	7	1%	1%
Applied Water	361	366	(5)	-1%	2	5	2	1%	0%
Measurement & Control Solutions	321	82	239	291%	(238)	—	1	1%	291%

Quarter Ended March 31
Xylem Inc.	1,071	847	224	26%	(242)	11	(7)	-1%	28%
Water Infrastructure	419	440	(21)	-5%	—	6	(15)	-3%	-3%
Applied Water	333	333	—	0%	1	5	6	2%	2%
Measurement & Control Solutions	319	74	245	331%	(243)	—	2	3%	331%

Xylem Inc. Non-GAAP Reconciliation - Pro forma with Sensus
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016 (a)

Nine Months Ended September 30
Xylem Inc.	3,430	3,369	61	2%	3	16	80	2%	2%
Water Infrastructure	1,421	1,402	19	1%	—	5	24	2%	2%
Applied Water	1,048	1,042	6	1%	5	5	16	2%	1%
Measurement & Control Solutions	961	925	36	4%	(2)	6	40	4%	5%

Quarter Ended September 30
Xylem Inc.	1,195	1,125	70	6%	2	(18)	54	5%	5%
Water Infrastructure	520	478	42	9%	—	(10)	32	7%	7%
Applied Water	354	343	11	3%	2	(5)	8	2%	2%
Measurement & Control Solutions	321	304	17	6%	—	(3)	14	5%	5%

Quarter Ended June 30
Xylem Inc.	1,164	1,169	(5)	0%	2	19	16	1%	1%
Water Infrastructure	482	484	(2)	0%	—	9	7	1%	1%
Applied Water	361	366	(5)	-1%	2	5	2	1%	0%
Measurement & Control Solutions	321	319	2	1%	—	5	7	2%	2%

Quarter Ended March 31
Xylem Inc.	1,071	1,075	(4)	0%	(1)	15	10	1%	1%
Water Infrastructure	419	440	(21)	-5%	—	6	(15)	-3%	-3%
Applied Water	333	333	—	0%	1	5	6	2%	2%
Measurement & Control Solutions	319	302	17	6%	(2)	4	19	6%	7%

(a)	Includes Measurement & Control Solutions and Visenti revenue for the nine months ended September 30, 2016, which was prior to Xylem acquiring the businesses.

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		YTD
	2017	2016	2017	2016	2017	2016	2017	2016
Total Revenue
• Total Xylem	1,071	847	1,164	932	1,195	897	3,430	2,676
• Water Infrastructure	419	440	482	484	520	478	1,421	1,402
• Applied Water	333	333	361	366	354	343	1,048	1,042
• Measurement & Control Solutions	319	74	321	82	321	76	961	232
Operating Income
• Total Xylem	86	79	139	109	152	109	377	297
• Water Infrastructure	40	51	74	66	91	75	205	192
• Applied Water	36	39	49	51	51	50	136	140
• Measurement & Control Solutions	25	3	29	4	26	4	80	11
• Total Segments	101	93	152	121	168	129	421	343
Operating Margin
• Total Xylem	8.0%	9.3%	11.9%	11.7%	12.7%	12.2%	11.0%	11.1%
• Water Infrastructure	9.5%	11.6%	15.4%	13.6%	17.5%	15.7%	14.4%	13.7%
• Applied Water	10.8%	11.7%	13.6%	13.9%	14.4%	14.6%	13.0%	13.4%
• Measurement & Control Solutions	7.8%	4.1%	9.0%	4.9%	8.1%	5.3%	8.3%	4.7%
• Total Segments	9.4%	11.0%	13.1%	13.0%	14.1%	14.4%	12.3%	12.8%
Sensus Acquisition Related Costs
• Total Xylem	10	—	4	—	5	10	19	10
• Water Infrastructure	—	—	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	6	—	3	—	4	—	13	—
• Total Segments	6	—	3	—	4	—	13	—
Special Charges
• Total Xylem	5	4	—	1	3	—	8	5
• Water Infrastructure	—	2	—	—	—	—	—	2
• Applied Water	5	—	—	—	—	—	5	—
• Measurement & Control Solutions	—	2	—	1	—	—	—	3
• Total Segments	5	4	—	1	—	—	5	5
Restructuring & Realignment Costs
• Total Xylem	11	9	12	11	9	12	32	32
• Water Infrastructure	4	3	5	6	3	5	12	14
• Applied Water	4	3	5	3	5	3	14	9
• Measurement & Control Solutions	3	1	2	2	1	4	6	7
• Total Segments	11	7	12	11	9	12	32	30
Adjusted Operating Income
• Total Xylem	112	92	155	121	169	131	436	344
• Water Infrastructure	44	56	79	72	94	80	217	208
• Applied Water	45	42	54	54	56	53	155	149
• Measurement & Control Solutions	34	6	34	7	31	8	99	21
• Total Segments	123	104	167	133	181	141	471	378
Adjusted Operating Margin
• Total Xylem	10.5%	10.9%	13.3%	13.0%	14.1%	14.6%	12.7%	12.9%
• Water Infrastructure	10.5%	12.7%	16.4%	14.9%	18.1%	16.7%	15.3%	14.8%
• Applied Water	13.5%	12.6%	15.0%	14.8%	15.8%	15.5%	14.8%	14.3%
• Measurement & Control Solutions	10.7%	8.1%	10.6%	8.5%	9.7%	10.5%	10.3%	9.1%
• Total Segments	11.5%	12.3%	14.3%	14.3%	15.1%	15.7%	13.7%	14.1%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2017				Q3 2016
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,195			1,195	897			897
Operating Income	152	17	a	169	109	22	a	131
Operating Margin	12.7%			14.1%	12.2%			14.6%
Interest Expense	(21)			(21)	(16)	4	b	(12)
Other Non-Operating Income (Expense)	1			1	2			2
Gain from sale of business	(1)	1		—
Income before Taxes	131	18		149	95	26		121
Provision for Income Taxes	(27)	(4)	c	(31)	(22)	(2)	c	(24)
Loss attributable to minority interest	1			1	—			—
Net Income attributable to Xylem	105	14		119	73	24		97
Diluted Shares	180.9			180.9	180.3			108.3
Diluted EPS	$0.58	$0.07		$0.65	$0.41	$0.13		$0.54

Year-over-year currency translation impact on current year diluted EPS	$0.01		$0.01
Diluted EPS at Constant Currency	$0.57	$0.07	$0.64

	Q3 YTD 2017				Q3 YTD 2016
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	3,430	—		3,430	2,676	—		2,676
Operating Income	377	59	a	436	297	47	a	344
Operating Margin	11.0%	—		12.7%	11.1%	—		12.9%
Interest Expense	(62)	—		(62)	(50)	12	b	(38)
Other Non-Operating Income (Expense)	3	—		3	3	—		3
Gain from sale of business	4	(4)		—	—	—		—
Income before Taxes	322	55		377	250	59		309
Provision for Income Taxes	(62)	(19)	c	(81)	(40)	(23)	c	(63)
Income attributable to minority interest	—			—	—	—		—
Net Income attributable to Xylem	260	36		296	210	36		246
Diluted Shares	180.7			180.7	179.8			179.8
Diluted EPS	$1.44	$0.20		$1.64	$1.17	$0.20		$1.37

Year-over-year currency translation impact on current year diluted EPS	$(0.02)	—	$(0.02)
Diluted EPS at Constant Currency	$1.46	$0.20	$1.66

a
Third quarter: Restructuring & realignment costs of $9 million and $12 million in 2017 and 2016, respectively, Sensus acquisition related costs of $5 million and $10 million in 2017 and 2016 and special charges of $3 million of due diligence costs in 2017.

Year-to-date: Restructuring & realignment costs of $32 million and $32 million in 2017 and 2016, respectively, Sensus acquisition related costs of $19 million and $10 million in 2017 and 2016, respectively and special charges of $5 million of asset impairment and $3 million of due diligence costs in 2017 and $5 million of initial acquisition costs in 2016.

b
Third quarter special charges of $4 million of financing costs related to the bridge loan entered into for the Sensus acquisition in 2016 and year-to-date special charges of $12 million in 2016 consisting of $4 million of financing costs related to the bridge loan entered into for the Sensus acquisition and $8 million of costs related to the early extinguishment of debt.

c
Third quarter: Net tax impact on restructuring & realignment costs of $4 million in both 2017 and 2016, net tax impact on Sensus acquisition related costs of $2 million and $1 million in 2017 and 2016, respectively, net tax impact on special charges of $1 million in both 2017 and 2016 and tax-related special items of $3 million and $4 million of benefit in 2017 and 2016, respectively.

Year-to-date: Net tax impact on restructuring & realignment costs of $11 million and $9 million in 2017 and 2016, respectively, net tax impact on Sensus acquisition related costs of $7 million and $1 million in 2017 and 2016, respectively , net tax impact on special charges of $3 million and $6 million in 2017 and 2016, respectively, net tax impact of $2 million on the gain from sale of business in 2017 and tax-related special charges of less than $1 million and $7 million in 2017 and 2016, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Nine Months Ended
	2017	2016	2017	2016	2017	2016	2017	2016
Net Cash - Operating Activities	$58	$41	$93	$84	$228	$149	$379	$274
Capital Expenditures	(49)	(37)	(28)	(25)	(42)	(28)	(119)	(90)
Free Cash Flow	$9	$4	$65	$59	$186	$121	$260	$184
Cash paid for Sensus acquisition related costs	(17)	—	(5)	—	(1)	(3)	(23)	(3)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$26	$4	$70	$59	$187	$124	$283	$187
Net Income	56	66	100	71	104	73	260	210
Gain from sale of business	5	—	—	—	(1)	—	4	—
Special Charges - Non-cash impairment	(5)	—	—	(8)	—	—	(5)	(8)
Sensus acquisition related costs	(10)	—	(4)	—	(5)	(10)	(19)	(10)
Net Income, excluding gain on sale of business, non-cash impairment charges and Sensus Acquisition Related Costs	$66	$66	$104	$79	$110	$83	$280	$228
Free Cash Flow Conversion	39%	6%	67%	75%	170%	149%	101%	82%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2017
	Q1	Q2	Q3	Q4	Total
Net Income	56	100	104		260
Income Tax Expense	14	21	27		62
Interest Expense (Income), net	20	20	20		60
Depreciation	28	27	28		83
Amortization	31	30	30		91
Stock Compensation	6	5	5		16
EBITDA	155	203	214		572
Restructuring & Realignment	11	12	9		32
Gain on sale of business	(5)	—	1		(4)
Sensus acquisition related costs	7	2	3		12
Special Charges	5	—	3		8
Adjusted EBITDA	173	217	230		620
Revenue	1,071	1,164	1,195		3,430
Adjusted EBITDA Margin	16.2%	18.6%	19.2%		18.1%

2016
	Q1	Q2	Q3	Q4	Total
Net Income	66	71	73	50	260
Income Tax Expense	(1)	19	22	40	80
Interest Expense (Income), net	14	19	16	19	68
Depreciation	20	21	20	26	87
Amortization	12	12	12	28	64
Stock Compensation	5	5	5	3	18
EBITDA	116	147	148	166	577
Restructuring & Realignment	9	11	12	15	47
Sensus acquisition related costs	—	—	10	36	46
Special Charges	4	1	—	—	5
Adjusted EBITDA	129	159	170	217	675
Revenue	847	932	897	1,095	3,771
Adjusted EBITDA Margin	15.2%	17.1%	19.0%	19.8%	17.9%